As filed with the Securities and Exchange Commission on September 30, 2003.

Registration No. 333-103287

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST–EFFECTIVE
AMENDMENT NO. 1

TO

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

O’Charley’s Inc.

(Exact Name of Registrant as Specified in its Charter)

Tennessee	62-1192475
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

3038 Sidco Drive
Nashville, Tennessee 37204
(615) 256-8500
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

A. Chad Fitzhugh
O’Charley’s Inc.
3038 Sidco Drive
Nashville, Tennessee 37204
(615) 256-8500
(Name, Address, Including Zip Code, and Telephone Number
Including Area Code, of Agent For Service)

Copies to:

J. Page Davidson
Bass, Berry & Sims PLC
315 Deaderick Street, Suite 2700
Nashville, Tennessee 37238
(615) 742-6200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following
box.     ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐

SIGNATURES

POST-EFFECTIVE AMENDMENT NO. 1
TO REGISTRATION STATEMENT ON FORM S-3 (REG. NO. 333-103287)
O’CHARLEY’S INC.

Report of Results and Deregistration

     This Registration Statement on Form S-3 (Registration No. 333-103287), as amended to date, (the “Registration Statement”) registered 941,176 shares of Common Stock, no par value per share (the “Shares”), of O’Charley’s Inc. (the “Company”). The Shares were sold in brokerage transactions at prevailing market prices through Merrill, Lynch & Co., Inc. or others, in privately negotiated transactions for the account of each of the selling shareholders at prices at or near the market price, or in other privately negotiated transactions.

     A total of 744,408 Shares were sold pursuant to the Registration Statement. Accordingly, pursuant to Rule 478(a) promulgated under the Securities Act of 1933, as amended, and undertaking (3) contained in Part II of the Registration Statement, the Company hereby deregisters the 196,768 Shares registered under the Registration Statement that were not sold in the offering. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Shares.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 30th day of September, 2003.

O’CHARLEY’S INC.

By:	/s/ Gregory L. Burns
Name: Title:	Gregory L. Burns Chief Executive Officer and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Gregory L. Burns Gregory L. Burns	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)	September 30, 2003

* Steven J. Hislop	President, Chief Operating Officer and Director	September 30, 2003

/s/ A. Chad Fitzhugh A. Chad Fitzhugh	Chief Financial Officer, Secretary & Treasurer (Principal Financial and Accounting Officer)	September 30, 2003

* John W. Stokes, Jr.	Director	September 30, 2003

* Richard Reiss, Jr.	Director	September 30, 2003

* G. Nicholas Spiva	Director	September 30, 2003

* H. Steve Tidwell	Director	September 30, 2003

* Samuel H. Howard	Director	September 30, 2003

* Shirley A. Zeitlin	Director	September 30, 2003

* Robert J. Walker	Director	September 30, 2003

* Dale W. Polley	Director	September 30, 2003

* /s/ A. Chad Fitzhugh A. Chad Fitzhugh, Attorney-in-Fact